QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.31

Summary of Amendments to the
United Stationers Inc.
2004 Long-Term Incentive Plan

Effective May 10, 2006, the United Stationers Inc. 2004 Long-Term Incentive Plan (the "2004 Plan") was amended as follows:

  •
  Section 5.2(b)(i) was modified to change the maximum number of shares available for issuance under the 2004 Plan from 2,275,000 to 4,625,000.

  •
  Section 5.2(d) was modified to provide that the following shares of Stock may not again be made available for issuance as awards under the 2004 Plan: (i) shares of Stock not issued or delivered as a result of the net settlement of an outstanding stock appreciation right, (ii) shares of Stock used to pay the exercise price or withholding taxes related to an outstanding award, or (iii) shares of Stock repurchased on the open market with the proceeds of the option exercise price.

  •
  Section 5.2(g) was modified to change the number of shares that can be delivered with respect to incentive stock options granted under the 2004 Plan from 2,275,000 to 4,625,000.

QuickLinks

Summary of Amendments to the United Stationers Inc. 2004 Long-Term Incentive Plan